SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 30, 2013

Date of Report (Date of Earliest Event Reported)

Primco Management, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-173119	27-3696297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Century Park East
6th Floor, Suite 73, Century City, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 407-5452

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 30, 2103, the registrant completed and funded the acquisition of Top Sail Productions, LLC a music production company and record label with a multi-year US distribution agreement through WEA, a Warner Music Group Company.  The registrant purchased the company from Chuck Gullo, the principal of Top Sail, who will continue as Senior Executive Consultant to assist in the operation of Top Sail and other entertainment entities owned by the registrant.  There is no material relationship between Mr. Gullo and the registrant.

The registrant purchased the membership interests in Top Sail for a total of $515,000.  The initial payment is $75,000 and $90,000 worth of the registrants restricted common shares (based on the five day average closing price of the shares before the closing date, up to a maximum of 5,000,000 shares).  The remaining $350,000 shall be paid in installments until June 30, 2016.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Ex: 10.1:

Member Interests Purchase Agreement

Ex: 10.2:

Addendum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Primco Management Inc.

By:

/s/ David Michery

David Michery

Chief Executive Officer

Dated:  May 30, 2013